EXHIBIT 10.1
                                                                    ------------

              WAIVER AND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

     WAIVER, dated as of January 17, 2006 (the "Waiver"), to the Securities Purchase Agreement dated as of December 28, 2005 (the "SPA"), by and among CDKNET.CON, INC., a Delaware corporation (the "Company"), and the purchasers signatory hereto (each such purchaser is a "Purchaser" and collectively, the "Purchasers").

                                    RECITALS

     The Company has requested and the Purchasers have agreed, subject to the terms and conditions of this Waiver, to waive compliance with Section 3.1(g) of the SPA and make related amendments to the SPA as hereinafter set forth.

     Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. Waiver. Compliance by the Company with Section 3.1(g) of the SPA and
Section 8 (a)(xiii) of the Debentures is hereby waived solely as the result of failure of the Company to convert an aggregate of $746,600 principal and related interest into shares of the Company's Common Stock at or above $0.67 per share; provided, however, that the such debt will be converted (or redeemed in cash to the satisfaction of the Purchasers) into shares of the Company's Commons Stock at or above $0.67 per share on or before January 27, 2006. If the Company fails to convert such debt (or redeem to the satisfaction of the Purchasers) into shares of the Company's Common Stock at or above $0.67 per share on or before January 27, 2006 an Event of Default shall have been deemed to have occurred under the Debentures.

     2. Exempt Issuance. The definition of "Exempt Issuance" set forth in
Section 1.1 of the SPA is amended to strike the words and numbers "January 15, 2006" and replace them with "January 27, 2006" and to replace, in each and every occurrence in the Transaction Documents of the numbers and symbols "$746,600" with the numbers and symbols "$1,060,228.89."

     3. Miscellaneous.

     THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     All capitalized terms used herein shall have the same meanings as in the SPA unless specifically defined herein.

     This Waiver shall constitute a Transaction Document.

     Except as expressly waived and amended hereby, the SPA shall remain in full force and effect in accordance with the terms thereof. As amended hereby, the SPA is ratified and confirmed in all respects. This Waiver is limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the SPA or any Event of Default or default which may occur or may have occurred under the SPA..

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     This Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one Waiver.

                            [SIGNATURE PAGE FOLLOWS]


































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CDKNET.COM, INC                               BUSHIDO CAPITAL MASTER FUND, L.P.

                                              By: Bushido Capital Partners, Ltd.

By: /s/ Oleg Logvinov                         By: /s/ Chris Rossman
   -------------------------------                  ----------------------------
      Oleg Logvinov,                                Chris Rossman.,
      Chief Executive Officer                        Managing Director


GAMMA OPPORTUNITIES CAPITAL                   GAMMA OPPORTUNITIES CAPITAL
PARTNERS, LP CLASS A                          PARTNERS, LP CLASS C


By: /s/ Johnathan P. Knight                   By: /s/ Johnathan P. Knight
   -------------------------------                  ----------------------------
       Johnathan P. Knight,                          Johnathan P. Knight,
       President/Director                            President/Director


























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